UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

BLUESKY SYSTEMS CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

Common Stock, Par Value $.001

2) Aggregate number of securities to which transaction applies:

25,548,933 shares outstanding of Common Stock

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4) Proposed maximum aggregate value of transaction:

N/A

5) Total fee paid:

N/A

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Bluesky Systems Corporation
191 Chestnut Street
Springfield, MA 01103

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
TO ALL SHAREHOLDERS OF BLUESKY SYSTEMS CORPORATION:

To the Shareholders of Bluesky Systems Corporation:

We are sending this notice of stockholder action by written consent of a majority of the shareholders of Bluesky Systems Corporation (the “Company,” the “Corporation” or “BSKS”) to provide you with notice that a majority of our shareholders have voted to approve the following actions:

1.           A change of domicile, or reincorporation, of the Company to the State of Nevada by means of a merger with a newly formed, wholly-owned Nevada subsidiary and the terms of the definitive agreements related thereto; and

2.           A combination of the shares of common stock of the Company, or reverse stock split, such that up to each two hundred (200) shares of common stock shall be converted into one (1) share of common stock, to be conducted in connection with the reincorporation merger.

BSKS Common Stock currently is quoted on the Over-The-Counter Bulletin Board under the symbol “BSKS”. The most recent reported closing price of BSKS Common Stock on August 13, 2010 was $0.00 per share.

The holders of a majority of our outstanding Common Stock, owning approximately 60.66% of the outstanding shares of our Common Stock, have executed a written consent in favor of the actions described above that is described in greater detail in the Information Statement accompanying this notice. This consent will satisfy the stockholder approval requirement for the proposed action and allow us to take the proposed action on or about August __, 2010.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of the holders of a majority of our Common Stock satisfies any applicable stockholder voting requirement of the Pennsylvania Code and our Certificate of Incorporation and by-laws, we are not asking for a proxy and you are not requested to send one.

                                                                                  On behalf of the Board of Directors,

                                                    /s/ Duane Bennett
                                                            Chairman of the Board

This Proxy Statement is dated August __, 2010, and is being first mailed to BSKS shareholders on or about                     , 2010.

HOW TO OBTAIN ADDITIONAL INFORMATION

This Information Statement incorporates important business and financial information about the Company that is not included in or delivered with this Information Statement. Upon written or oral request, this information can be provided. For an oral request, please contact the company at (413) 734-3116. For a written request, mail request to 191 Chestnut Street, Springfield, MA. 01103. To obtain timely delivery, security holders must request the information no later than five business days before ________, 2010.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

BLUESKY SYSTEMS CORPORATION

Contents

Section
Introduction	4

Item 1. Information Required by Items of Schedule 14A	4

A. No Time, Place or Date for Meeting of Shareholders	4
B. Revocability of proxy	4
C. Dissenters' Rights	5
D. Persons Making the Solicitation	5
E. Interest of Certain Person in Matters to be Acted Upon	5
F. Voting Securities and Principal Holders Thereof	5
G. Directors and Executive Officers	7
H. Compensation of Directors and Executive Officers	8
I. Independent Public Accountants	8
J. Compensation Plans	9
K. Authorization or Issuance of Securities Otherwise than for Exchange	9
L. Modification of Exchange of Securities	9
M. Financial and Other Information	9
N. Mergers, Consolidations, Acquisitions and Similar Matters	10
O. Acquisition or Disposition of Property	16
P. Restatement of Accounts	16
Q. Action with Respect to Reports	16
R. Matters not Required to be Submitted	16
S. Amendment of Charter, Bylaws or Other Documents	16
T. Other Proposed Action.	19
U. Voting Procedures	19
V. Information Required in Investment Company Proxy Statement.	20
W. Delivery of documents to security holders sharing an address.	20

Item 2. Statements that Proxies are not Solicited	20

Item 3. Interest of Certain Persons or Opposition to Matters to Be Acted Upon	20

Item 4. Proposals by Security Holders	20

Item 5. Delivery of documents to security holders sharing an address.	20

Signatures	21

BLUESKY SYSTEMS CORPORATION
191 Chestnut Street
Springfield, MA 01103

INFORMATION STATEMENT
August __, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about August __, 2010 to the record shareholders of Bluesky Systems Corporation at the close of business on August 13, 2010. This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.
As of the close of business on the record date, we had 25,548,933 shares of Common Stock outstanding. We had zero shares of preferred stock authorized. The Common Stock is our only class of securities entitled to vote. Each outstanding share of Common Stock is entitled to one vote per share.

This Information Statement constitutes notice to our shareholders of corporate action by shareholders without a meeting as required by the Pennsylvania Code, 15 Pa. Cons. Stat. § 2545.

INTRODUCTION

This information statement is being furnished to all holders of the Common Stock of BSKS.

The Board of Directors has recommended and the majority shareholder of BSKS has adopted resolutions to effect the actions listed below in Item 1 of this Information Statement. This Information Statement is being filed with the Securities and Exchange Commission and is provided to BSKS’ shareholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended.

We are a corporation organized under the laws of Pennsylvania. We are a 1934 Act company with stock registered pursuant to Section 12(g), quoted on the Over the Counter Bulletin Board (OTCBB), under the symbol "BSKS". Information about us can be found in our December 31, 2009 Annual Report filed on Form 10-K. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of the shareholders and none is required under applicable Pennsylvania statutes when an action has been approved by written consent by holders of a majority of the outstanding shares of our Common Stock. This Information Statement is first being mailed on or about August __, 2010 to the holders of Common Stock as of the Record Date of August 13, 2010.

B. REVOCABILITY OF PROXY

We are not asking you for a proxy and you are requested not to send us a proxy. The revocability of a proxy is therefore not applicable.

C. DISSENTERS' RIGHTS

BSKS is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Securities and Exchange Act of 1934, as amended, and the Pennsylvania Code. No dissenters' rights under the Pennsylvania Code and the Company’s bylaws are afforded to the company's shareholders as a result of the adoption of this resolution.

D. PERSONS MAKING THE SOLICITATION

This solicitation is being made by BSKS. This Information Statement is being mailed on or about August __, 2010 to the shareholders of record BSKS at the close of business on August 22, 2010.

E. INTEREST OF CERTAIN PERSON IN MATTERS TO BE ACTED UPON.

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

F. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

On August 13, 2010 our Board of Directors approved the proposal to change the domicile of the Company from Pennsylvania to Nevada.  The change of domicile, or reincorporation, will be effected by means of a merger between the Company and a newly formed wholly-owned Nevada subsidiary of the Company, in which the subsidiary will be the surviving entity. This change of domicile will become effective upon the filing of articles of merger with the Secretary of State of the states of Pennsylvania and Nevada in accordance with applicable state laws. The Board of Directors also approved the proposal to effect up to a one for two hundred (1:200) reverse stock split. The actions were also approved by the written consent of a majority of all shareholders entitled to vote on the record date. The actual affirmative vote was 60.66% of all shares issued and outstanding.

The proposal is not effective before first, completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

As of August __, 2010 (the "Record Date"), BSKS had 25,548,933 shares of Common Stock issued and outstanding out of 50,000,000 authorized shares of Common Stock.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of our shareholders. Each share of Common Stock was entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The classes of equity securities of BSKS issued and outstanding are Common Stock, $.001 par value. We have no shares of preferred stock authorized. The table on the following page sets forth, as of August 13, 2010, certain information with respect to the Common Stock owned by (i) each Director, nominee and executive officer of BSKS; (ii) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The percentage of shares beneficially owned is based on there having been 25,548,933 shares of Common Stock outstanding as of August 13, 2010.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF AUGUST 13, 2010

The following table shows information as of August 13, 2010 with respect to each of the beneficial owners of the Company’s Common Stock by its executive officers, directors and nominee individually and as a group:

Security Ownership of Certain Beneficial Owners (1)(2)

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
Duane Bennett President, Secretary and Director 191 Chestnut Street, Springfield, MA 01103	100,000 (3) Direct	Less than 1%
Duane Bennett Trustee of North East Nominee Trust 191 Chestnut Street, Springfield, MA 01103	15,500,000 (3) Indirect	60.67%
Dominican Land Trust Corp 191 Chestnut Street, Springfield, MA 01103	2,400,000	9.39%
Greentree Financial Group Inc. 7951 SW 6th Street, Suite 216 Plantation, FL 33324	1,300,000	5.09%

Security Ownership of Directors and Officers (1)(2)

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percentage of Class
Duane Bennett President, Secretary and Director 191 Chestnut Street, Springfield, MA 01103	100,000 (3) Direct	Less than 1%
Duane Bennett Trustee of North East Nominee Trust 191 Chestnut Street, Springfield, MA 01103	15,500,000 (3) Indirect	60.67%
All directors and officers as a group	15,600,000	62%
Total Outstanding	25,548,933

Notes to the table:

(1)
Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned.

(2)
This table is based upon information obtained from our stock records. We believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

(3)	Mr. Bennett owns 100,000 of these shares in his own name. The remaining 15,500,000 shares are owned in the name of the Northeast Nominee Trust, of which he is the sole trustee.

G. DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information concerning the current Directors, nominees and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a Director, nominee or executive officer. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees or committees performing similar functions for the Board of Directors.

Name	Age	Position	Board Committee(s)
Duane Benentt	49	President, Director	None

Duane Bennett has been a Director since our inception in September 2004. Mr. Bennett devotes approximately 5 hours per week to our company. Mr. Bennett’s business experience over the last five years has consisted of managing numerous real estate investment companies.

The Company is not aware of any legal proceedings in which any Director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such Director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

The Company does not have a separately designated standing audit committee. Pursuant to Section 3(a)(58)(B) of the Exchange Act, the entire Board of Directors acts as an audit committee for the purpose of overseeing the accounting and financial reporting processes, and audits of the financial statements of the Company. The Commission recently adopted new regulations relating to audit committee composition and functions, including disclosure requirements relating to the presence of an "audit committee financial expert" serving on its audit committee. In connection with these new requirements, the Company's Board of Directors examined the Commission's definition of "audit committee financial expert" and concluded that the Company does not currently have a person that qualifies as such an expert. The Company has had minimal operations for the past two (2) years. Presently, there is only one director serving on the Company's Board, and the Company is not in a position at this time to attract, retain and compensate additional directors in order to acquire a director who qualifies as an "audit committee financial expert.” While our current director does not meet the qualifications of an "audit committee financial expert", the Company's director, by virtue of his past employment experience, has considerable knowledge of financial statements, finance, and accounting, and has significant employment experience involving financial oversight responsibilities. Accordingly, the Company believes that its current director capably fulfills the duties and responsibilities of an audit committee in the absence of such an expert.

The Company does not have a nominating or compensation committees of the Board of Directors, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, all executive officers, directors, and each person who is the beneficial owner of more than 10% of the Common Stock of a company that files reports pursuant to Section 12 of the Exchange Act, are required to report the ownership of such Common Stock, options, and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership with the Commission. Specific due dates for these reports have been established, and the Company is required to report, in this Schedule 14C, any failure to comply therewith during the fiscal year ended December 31st. The Company believes that all of these filing requirements were satisfied by its executive officers, directors and by the beneficial owners of more than 10% of the Company’s Common Stock. In making this statement, the Company has relied solely on copies of any reporting forms received by it, and upon any written representations received from reporting persons that no Form 5 (Annual Statement of Changes in Beneficial Ownership) was required to be filed under applicable rules of the Commission.

H.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

No compensation in excess of $100,000 was awarded to, earned by, or paid to any executive officer of Bluesky Systems Corporation during the years 2009, 2008, and 2007. The following table and the accompanying notes provide summary information for each of the last three fiscal years concerning cash and non-cash compensation paid or accrued by Duane Bennett, our President and Director.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($)	Total ($)
Duane Bennett President, Director	2009 2008 2007	- - -	- - -	- - -	- - -	- - -	- - -	- - -	- - -

We have not entered into any other employment agreements with their employees, Officers or Directors.

I.	INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant selected is Traci J. Anderson, CPA. We WILL NOT have a meeting of shareholders but Traci J. Anderson, CPA will have the opportunity to make a statement if so desired.

The following table represents the aggregate fees billed for professional audit services rendered to the independent auditor, Traci J. Anderson, CPA ("Anderson") for our audit of the annual financial statements for the years ended December 31, 2009 and 2008. Audit fees and other fees of auditors are listed as follows:

Year Ended December 31	2009		2008
	Anderson		Anderson

Audit Fees (1)	$2,500	(2)	$2,500	(3)
Audit-Related Fees (4)			--
Tax Fees (5)			--
All Other Fees (6)			--
Total Accounting Fees and Services	$2,500		$2,500

(1)
Audit Fees. These are fees for professional services for the audit of our annual financial statements, and for the review of the financial statements included in our filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
The amounts shown for Anderson in 2009 relate to (i) the audit of our annual financial statements for the fiscal year ended December 31, 2009, and (ii) the review of the financial statements included in our filings on Form 10-Q for the first, second and third quarters of 2009.

(3)
The amounts shown for Anderson in 2008 relate to (i) the audit of our annual financial statements for the fiscal year ended December 31, 2008, and (ii) the review of the financial statements included in our filings on Form 10-Q for the second and third quarters of 2008.

(4)	Audit-Related Fees. These are fees for the assurance and related services reasonably related to the performance of the audit or the review of our financial statements.

(5)	Tax Fees. These are fees for professional services with respect to tax compliance, tax advice, and tax planning.
(6)	All Other Fees. These are fees for permissible work that does not fall within any of the other fee categories, i.e., Audit Fees, Audit-Related Fees, or Tax Fees.

              J.   COMPENSATION PLANS

As of the date of this Information Statement, we have not authorized any equity compensation plan, nor has our Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

              K.  AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

There is no action to be taken with respect to the authorization or issuance of any securities otherwise than for exchange for outstanding securities of the Registrant.

L. MODIFICATION OF EXCHANGE OF SECURITIES

The Directors of BSKS believe it to be in the best interest to approve and consent to the Company executing and carrying out a reverse stock split of its Common Stock, pursuant to the Pennsylvania Code. As a result of the adoption of this resolution, BSKS has approved to exchange up to two hundred (200) existing shares of Common Stock for one (1) share of post reverse split/post merger Common Stock, the reverse split to be effective no sooner than August 13, 2010.

             M.  FINANCIAL AND OTHER INFORMATION

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

Audited Financial Summary Information for the Years Ended December 31, 2009 and 2008

	For the year ended December 31,
Statements of Operations	2009	2008

Revenues	$17,273	$25,654
Interest expense	$(12,523)	$(8,836)
Net (loss)	$(6,888)	$(936,743)
Net loss per common share	**	(.05)

** Less than $.01

Balance Sheet	As of December 31, 2009

Cash	$53
Total current assets	$53
Other assets	$100,463
Total Assets	$100,516
Current liabilities	$9,693
Long term liabilities	$102,044
Stockholders’ deficit	$(11,221)
Total liabilities and stockholders’ deficit	$100,516

              N.  MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

In order to effect the change of domicile described in Item 1 of this Information Statement, the Company will merge with and into its wholly owned Nevada subsidiary, BSKS Merger Sub, Inc. (the “Reincorporation Merger”).  The Reincorporation Merger will have no impact upon the business of the Company, its employees or officers.  Shareholders who oppose the Reincorporation Merger do not have any dissenters’ or appraisal rights.

Under the Pennsylvania Law and the Nevada Law, when the Reincorporation Merger takes effect:

•
BSKS, a Pennsylvania corporation (the “Pennsylvania Corporation”), will merge into BSKS Merger Sub, Inc., (the “Nevada Corporation”) a Nevada corporation and the surviving entity, and the separate existence of BSKS shall cease;

               •             The surviving corporation will retain the name “Bluesky Systems Corporation”

•	Bluesky Systems Corporation will continue to be governed by its articles of incorporation and bylaws under Nevada law;

•	The surviving corporation will immediately assume title to all property owned by BSKS immediately prior to the Reincorporation Merger; and

               •             The surviving corporation will assume all of the liabilities of BSKS.

The Reincorporation Merger will be consummated in accordance with the Plan of Merger, attached hereto as Appendix A, under which Bluesky Systems Corporation, a Pennsylvania corporation, will merge with and into BSKS Merger Sub, Inc., a Nevada corporation.

We have summarized the material terms of the Plan of Merger below.

The Reincorporation Merger will cause:

              •              a change in our legal domicile from Pennsylvania to Nevada;

              •              other changes of a legal nature, the material aspects of which are described herein.

However, the Reincorporation Merger by itself will not result in any change in our business, management, location of our principal executive offices, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation Merger, which are immaterial).  The Company anticipates that its common stock will continue to be quoted on the OTC Bulletin Board under the stock symbol “BSKS”.

Certain Differences Between the Corporate Laws of Nevada and Pennsylvania

Although it is not practical to compare all of the differences between (a) the Pennsylvania Code (“PA Code”) and (b) the Nevada Revised Statutes (“NRS”), the following is a summary of differences which we believe may significantly affect the rights of shareholders.  This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the NRS, the PA Code and the forms of the articles of incorporation and bylaws of the surviving corporation, Bluesky Systems Corporation.

 Cumulative Voting

Cumulative voting for directors entitles shareholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Shareholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority shareholder or group of shareholders to elect at least one representative to the board of directors where such shareholders would not otherwise be able to elect any directors.

Under PA Code, cumulative voting is not available unless provided in the corporation’s articles of incorporation.  The NRS permits cumulative voting in the election of directors if provided in the articles of incorporation and as long as certain procedures are followed.  The articles of incorporation and bylaws of Bluesky Systems Corporation do not address cumulative voting.

Removal of Directors

The PA Code provides that shareholders may remove directors with or without cause at a meeting expressly called for that purpose by a vote of the holders of a majority of shares entitled to vote at an election of directors, unless the corporation’s articles of incorporation provide that directors may be removed only for cause.

Under NRS, a director of a corporation may be removed with or without cause only with the approval of at least two-thirds of the voting power of the outstanding shares entitled to vote.  In addition, under the NRS, a corporation’s articles of incorporation may require the concurrence of more than two-thirds of the voting power of the outstanding shares entitled to vote to remove a director in office. If a director is elected by a voting group, only shareholders of that voting group may take part in the vote to remove the director.  In such case, a director of a corporation may be removed with or without cause only with the approval of at least two-thirds of the voting power of the voting group.

Under NRS, in the event directors are elected by cumulative voting, any director or directors who constitute fewer than all of the incumbent directors may not be removed from office except upon the vote of shareholders owning sufficient shares to prevent each director’s election under cumulative voting.

Bluesky Systems Corporation’s bylaws specifically provide that the directors may be removed with or without cause by a majority vote of the shareholders.

Vacancies on the Board of Directors

Pennsylvania and Nevada laws provide that vacancies may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise.

The articles of incorporation and the bylaws of Bluesky Systems Corporation provide that a vacancy may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected will hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. A vacancy that will occur at a specific later date by reason of a resignation effective at the later date or otherwise may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. Unless otherwise provided in the Certificate of Incorporation or the bylaws, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies in directorships elected by such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

Indemnification of Officers and Directors and Advancement of Expenses

Under the PA Code, a corporation may indemnify its officers, directors, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended. Those circumstances include that an officer, director, employee or agent may be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The NRS permits a corporation to indemnify its officers, directors, employees and agents against liability, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The NRS require that to the extent that such officers, directors, employees and agents have been successful in defense of any proceeding, they shall be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith.

Under the NRS, the articles of incorporation, bylaws or an agreement may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The bylaws of Bluesky Systems corporation state that they will indemnify to the fullest extent permitted by the PA Code,  as in effect at the time of the determination, any current or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful; provided, however, that the Corporation will not be required to indemnify any director or officer in connection with any proceeding (or part thereof): (i) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents, or (ii) charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, unless: (A) such indemnification is expressly required to be made by law; (B) the proceeding was authorized by the Board of Directors of the Corporation; or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the PA Code. The rights of indemnification provided in this section will be in addition to any rights to which any such person may otherwise be entitled under any certificate or articles of incorporation, bylaw, agreement, statute, policy of insurance, vote of stockholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

Dividends

Under Pennsylvania law, unless otherwise provided in the articles of incorporation, a corporation may pay distributions, unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus the amount needed, if the corporation were dissolved at the time the distribution was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend.

The NRS provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically allowed in the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a liquidation to satisfy the preferential rights of preferred stockholders.

Under the bylaws of Bluesky Systems Corporation, the directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the PA Code. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The directors of the Corporation may set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes will include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Amendment to Articles of Incorporation

Under the PA Code, an amendment to the articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.  Pennsylvania law also provides that our shareholders are not entitled by statute to propose amendments to our articles of incorporation.

The NRS requires the approval of the holders of a majority of all outstanding shares entitled to vote, with each shareholder being entitled to one vote for each share so held, to approve proposed amendments to a corporation’s articles of incorporation, unless the articles of incorporation or the bylaws provide for different proportions.

Under the bylaws of Bluesky Systems Corporation, the Board of Directors may adopt, amend or repeal the original or other bylaws of the Corporation. The fact that such power has been so conferred upon the directors will not divest the stockholders of the power, nor limit their power to adopt, amend or repeal the Corporation's bylaws at a duly constituted meeting or by action without meeting.

Special Meetings of Shareholders

The PA Code provides that, unless otherwise provided in the articles, the shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting may call a special meeting of the shareholders. Section 2521 of the Business Corporations Law (relating to call of special meetings of shareholders) provides that the shareholders of a registered corporation shall have no statutory right to call a special meeting of the shareholders.

Nevada law does not address the manner in which special meetings of shareholders may be called.

Under the bylaws of Bluesky Systems Corporation, a special meeting of stockholders may be called at any time by: (a) the Board of Directors; (b) the Chairman of the Board; (c) the President; (d) the Chief Executive Officer; or (e) one or more stockholders holding shares in the aggregate entitled to cast not less than 30 percent of the votes at the meeting.

Actions by Written Consent of Shareholders

The PA Code authorizes the articles of incorporation of a business corporation or a bylaw adopted by the shareholders of a nonregistered corporation to provide that action by the shareholders without a meeting may be taken by the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

The NRS provide that, unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock, having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting, consent to the action in writing.

Under the bylaws of Bluesky Systems Corporation, except as otherwise provided by applicable law, any action required or permitted to be taken at any annual or special meeting of stockholders of the  Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, will be signed by a majority in interest of the holders of outstanding capital stock of the Corporation entitled to vote on such actions and such consent or consents are delivered to the Corporation. Each written consent will bear the date of signature of each stockholder who signs the consent. No written consent will be effective unless, within 60 days of the earliest dated consent delivered in the manner required by this section, written consents signed by the holders of sufficient outstanding shares to authorize or take such action are delivered to the Corporation in accordance with this section.

Shareholder Vote for Mergers and Other Corporate Reorganizations

In general, both PA Code and the NRS laws provide that mergers, share exchanges or a sale of substantially all of the assets of the corporation other than in the usual and regular course of business, must be approved by a majority vote of each voting group of shares entitled to vote on such transaction.

The bylaws of Bluesky Systems Corporation do not require a greater affirmative vote.

Merger with Subsidiary

The PA Code provides that a plan of merger or consolidation shall not require shareholder approval if another corporation owns 80% or more of its shares is amended to apply where such other corporation is a party to the plan, not to the merger. This applies to a triangular merger, where a parent corporation causes its 80% subsidiary to merge with itself or with another corporation; and in case of a merger of an 80% subsidiary with its parent, neither approval of the plan by the subsidiary’s board nor execution of the articles of merger or consolidation by the subsidiary is necessary.

Under the NRS, a parent corporation may merge with its subsidiary, without shareholder approval, where the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary and will be the surviving entity.

The articles of incorporation and bylaws of Bluesky Systems Corporation do not address the issue of merger with a subsidiary.

Affiliated Transactions

Both Pennsylvania law and Nevada law contain provisions restricting the ability of a corporation to engage in business combinations with an interested shareholder.

The PA Code provides that an “affiliated transaction” with an “interested shareholder” must generally be approved by the affirmative vote of the shareholders entitled to cast at least a majority of the votes that all shareholders other than the interested shareholder. An interested shareholder is any person who is a party to the transaction or who is treated differently from other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder and any person who, directly or indirectly, controls, is controlled by or is under common control with the interested shareholder. An interested shareholder shall not include any person who, in good faith and not for the purpose of circumventing this section, is an agent, bank, broker, nominee or trustee for one or more other persons, to the extent that the other person or persons are not interested shareholders.

The NRS applies solely to domestic corporations with 200 or more shareholders when at least 100 shareholders are residents of Nevada, unless the articles of incorporation of the corporation provides otherwise. The NRS provides that an “affiliated transaction” with an “interested shareholder” that occurs within three years after an interested shareholder acquires shares must generally have been approved by the board of directors of the corporation prior to the acquisition of shares by the interested shareholder.

Under Nevada law, an affiliated transaction with an interested shareholder that occurs after the expiration of three years after an interested shareholder acquires shares must generally be either approved by the affirmative vote of the holders of a majority of the voting shares, other than the shares owned by the interested shareholder, or by the board of directors of the corporation prior to the acquisition of shares by the interested shareholder, unless the consideration received by the shareholders meets certain fair value requirements.  An interested stockholder according to the NRS is a person who directly or indirectly exercises voting rights in the shares of an issuing corporation and who is an acquiring person, an officer or a director of the corporation, or an employee of the corporation. A Nevada corporation may also opt-out of the provisions imposing restrictions on affiliate transactions.

The articles of incorporation and bylaws of Bluesky Systems Corporation do not contain a clause electing not to be governed by the affiliate transaction provisions of the state law.

Dissenters’ Rights

Appraisal rights permit dissenting shareholders of a corporation engaged in certain major corporate transactions to receive cash.

Pursuant to PA Code, shareholders may be entitled to dissenters rights in a merger if (i) prior to the merger (A) the shares are no longer designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or listed on a national securities exchange and (B) the shares are beneficially and of record held by less than 2,000 persons or (ii) the bidder owns 80% of the shares and the merger is consummated as a short-form merger pursuant to BCL § 1924(b)(1)(ii).

Under Nevada law, shareholders are entitled to dissenters’ rights in the event of (a) a merger in which the shareholder is entitled to vote or if the corporation is a subsidiary that is merged with its parent; (b) consummation of a plan of share exchange to which the corporation is a party as the corporation shares of which will be acquired, if the shareholder is entitled to vote on the plan; and (c) any corporate action taken pursuant to a vote of the shareholders that the articles of incorporation, by laws or a resolution of the board of directors provided that voting or non-voting shareholders are entitled to dissent and obtain payment for their shares.

Under Nevada law, unless provided in the articles of incorporation or certain other conditions are met, no appraisal rights are available for the shares of any class or series of stock, which, at the record date for the meeting to approve such transaction, were either listed on a national securities exchange, included in the National Market System by the NASD or held of record by more than 2,000 shareholders.

The bylaws of Bluesky Systems Corporation state that the directors may take appropriate action to protect the interests of the Corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that grant rights to stockholders or that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.

             O.  ACQUISITION OR DISPOSITION OF PROPERTY

With respect to the acquisition or disposition of any property, the surviving corporation will immediately assume title to all property owned by the Company immediately prior to the Reincorporation Merger and will assume all of the liabilities of the Company.

              P.  RESTATEMENT OF ACCOUNTS

No action is to be taken with respect to the restatement of any asset, capital, or surplus account of the Company.

  Q. ACTION WITH RESPECT TO REPORTS

No action is to be taken with respect to any report of the Company or of its directors, officers or committees or any minutes of a meeting of its security holders.

             R. MATTERS NOT REQUIRED TO BE SUBMITTED

No action is to be taken with respect to any matter which is not required to be submitted to a vote of security holders.

            S.  AMENDMENT OF CHARTER

CHANGE OF DOMICILE

On August 13, 2010, the Company’s Board of Directors and shareholders holding the majority of issued and outstanding Common Stock approved a change in domicile from Pennsylvania to Nevada. Our board of directors believes that it is in the best interests of the Company and its shareholders to change our state of incorporation from Pennsylvania to Nevada.

Reincorporation in Nevada may help us attract and retain qualified management by reducing the risk of lawsuits being filed against the Company and its directors. We believe that, in general, Nevada law enables us to provide greater protection to our directors and the Company than Pennsylvania law.  The amount of time and money required to respond to these claims and to defend this type of litigation can be substantial.

Also, Nevada law allows a company and its officers and directors, if personally sued, to petition the court to order a plaintiff to post a bond to cover their costs of defense. This motion can be based upon lack of reasonable possibility that the complaint will benefit the Company or a lack of participation by the individual defendant in the conduct alleged.

Reincorporation in Nevada will also enable limitation of the personal liability of directors of the Company.  Nevada law permits a broader exclusion of liability of both officers and directors to the Company and its shareholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from acts or omissions which involve intentional misconduct, fraud or a knowing violation of law.  The reincorporation will result in the elimination of any potential liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.  A copy of the articles of incorporation of the surviving corporation in Nevada may be found as Exhibit B to the Agreement and Plan of Merger attached to this Information Statement as Appendix A.

EFFECT OF REINCORPORATION MERGER

Up to two hundred (200) shares of common stock of Bluesky Systems Corporation, the Pennsylvania Corporation (the “Common Stock”) will automatically be converted into one (1) share of common stock of BSKS Merger Sub, Inc., a Nevada corporation (the “Nevada Common Stock”) at the effective time of the Reincorporation without any action required by the shareholders. Upon the effective time of the Reincorporation, the surviving corporation shall assume and continue any and all stock option, stock incentive and other equity-based award plans heretofore adopted by the Pennsylvania Corporation (individually, an “Equity Plan” and, collectively,  the “Equity Plans”), and shall reserve for issuance under each Equity Plan a number of shares of Nevada Common Stock equal to the number of shares of Common Stock so reserved immediately prior to the effective time of the Reincorporation, as adjusted for the 200-to-1 exchange ratio.

The Merger Agreement provides that Bluesky Systems Corporation will merge with and into BSKS Merger Sub, with BSKS Merger Sub being the surviving corporation.  Under the Merger Agreement, BSKS Merger Sub will assume all of Bluesky Systems Corporation’s assets and liabilities, and Bluesky Systems Corporation (the Pennsylvania corporation) will cease to exist as a corporate entity.  The surviving corporation will retain the name “Bluesky Systems Corporation”.  The directors of Bluesky Systems Corporation (the Pennsylvania corporation) will continue as the new directors of the Nevada surviving corporation.

At the effective time of the Reincorporation Merger, each outstanding share of BSKS common stock, $0.001 par value per share, automatically will be converted into one share of common stock of BSKS Merger Sub, Inc., $0.001 par value per share.

Shareholders whose shares of common stock were freely tradable before the Reincorporation Merger will own shares of the surviving corporation that are freely tradable after the Reincorporation Merger.  Similarly, any shareholders holding securities with transfer restrictions before the Reincorporation Merger will hold shares of the surviving corporation that have the same transfer restrictions after the Reincorporation Merger.  For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, shares issued pursuant to the reincorporation will be deemed to have been acquired on the date the holder thereof originally acquired Bluesky Systems Corporation’s shares.

After the reincorporation, the surviving corporation will continue to be a publicly-held corporation, with its common stock quoted on the OTC Bulletin Board under the same symbol as prior to the Reincorporation Merger.  The surviving corporation will also file with the Securities and Exchange Commission and provide to its shareholders the same types of information that Bluesky Systems Corporation has previously filed and provided.

REVERSE STOCK SPLIT

On August 13, 2010, the Company’s Board of Directors and shareholders holding the majority of issued and outstanding Common Stock approved up to a one for two hundred (1:200) reverse stock split of its $.001 par value Common Stock. The par value of Common Stock will not change. All the fractional shares will be rounded up to the nearest whole share. With the exception of adjustments for those shareholders with fractional shares, the reverse stock split will not affect any stockholder's proportional equity interest in the company in relation to other shareholders or rights, preferences, privileges or priorities. Since it was contemplated that the reverse stock split would occur simultaneously with the Reincorporation, management determined that the objective and substantive effect of the reverse stock split would be accomplished under and pursuant to the Merger Agreement, which would feature an exchange ratio in which up to every two hundred (200) shares of the Pennsylvania Corporation common stock will be converted into one (1) share of Nevada Corporation common stock.  For purposes of the following discussion, the transaction contemplated under the Merger Agreement, which includes both the Reincorporation and the Reverse Split, is sometimes referred to as the “Transaction”.

The Board of Directors of BSKS believe the up to one for two hundred (1:200) reverse stock split is in the Company’s best interests, principally because it may ultimately increase the trading price of the Common Stock as fewer shares will be available for the marketplace.  An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. The Company intends to file the proper FINRA documentation promptly after the shareholders approve the reverse split at which time the Company will also change its stock symbol on the Over the Counter Bulletin Board.

The effect of a reverse stock split upon the market price of stock cannot be predicted. There can be no assurance that the market price per share of BSKS's Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of its Common Stock outstanding resulting from the reverse stock split. The market price of BSKS's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. There are currently no plans to issue the additional shares of Common Stock available as a result of this reverse split.

Our Board of Directors is in favor of the decision to reverse split our Common Stock because:

-           We believe that a reverse split could help to increase the per share price of our stock.  An increase in the price of the Common Stock may, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community.  If we are able to market our stock more effectively we may be able to raise the funds that we need to continue to pursue our business plan.

-           We believe that a reverse split may reduce the number of shares in our float to an amount low enough to make it difficult for shorters and promoters to manipulate the market for our stock.

-           We believe that a reverse split would free up enough of our authorized capital to make our company a target for one or more institutional investors or a larger corporation that might be interested in merging with us.

It is important to note that at this time we have no plans, commitments, arrangements understandings or agreements to sell a majority stake of our company or to enter into any share exchange or merger agreement.

EFFECT OF REVERSE SPLIT

The principal effects of the reverse split will be as follows:

Based upon 25,548,933 shares of Common Stock outstanding on August 13, 2010, the reverse split would decrease the outstanding shares of Common Stock by up to 99.5% or to 127,745 shares of Common Stock issued and outstanding. Further, any outstanding options, warrants and rights to purchase Common Stock as of the effective date that are subject to adjustment will be decreased accordingly.

BSKS will obtain a new CUSIP number for the Common Stock at the time of the reverse split. Following the effectiveness of the reverse split, every two hundred shares of the Pennsylvania Corporation Common Stock presently outstanding, without any action on the part of the stockholder, will represent one share of the Nevada Corporation Common Stock.

As a result of the reverse split, some stockholders may own less than 100 shares of Common Stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the Transaction, and pursuant to the Merger Agreement, up tp two hundred (200) shares of the Pennsylvania Corporation common stock will automatically be combined and changed into one (1) share of the Nevada Corporation common stock.  No additional action on our part or any shareholder will be required in order to affect the Transaction.  Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Transaction for new certificates representing shares of Common Stock.  Shareholders will be furnished with the necessary materials and instructions to affect such exchange promptly following the effective date of the Transaction.  Shareholders should not submit any certificates until requested to do so.  In the event any certificate representing shares of Common Stock outstanding prior to the Transaction are not presented for exchange upon request by the Company, any dividends that may be declared after the date of the Transaction with respect to the Common Stock represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange.  At such time, all such withheld dividends which have not yet been paid to a public official pursuant to relevant abandoned property laws will be paid to the holder thereof or his designee, without interest.

No fractional shares of post-Transaction Common Stock will be issued to any shareholder. All the fractional shares will be rounded up to the nearest whole share. In lieu of any such fractional share interest, each holder of pre-Transaction Common Stock who would otherwise be entitled to receive a fractional share of post-Transaction Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-Transaction Common Stock held by such holder.

ANTI-TAKEOVER EFFECTS

Stockholders should be aware that approval of the Reverse Split could facilitate our future efforts to deter or prevent changes in control of Bluesky Systems Corporation including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.  After the Reverse Split, we will have a significantly larger number of authorized but unissued shares of Common Stock which would be available for future issuance without our stockholders' approval.  These additional shares may be utilized for a variety of corporate purposes including but not limited to equity financing, corporate acquisitions and employee incentive plans.  The issuance of such shares, however, may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company's Board of Directors' desires.  Furthermore, the existence of authorized but unissued shares of Common Stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise, and thereby protect the continuity of the Company's management.  For example, without further stockholder approval, our Board of Directors could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the incumbent Board of Directors.

T.  OTHER PROPOSED ACTION

No other proposed action is being taken.

U. VOTING PROCEDURES

The holders of a majority of our outstanding Common Stock, owning approximately 60.66% of the outstanding shares of our Common Stock, have executed a written consent in favor of the change of domicile and the reverse stock split. This consent will satisfy the stockholder approval requirement for the proposed action and allow us to take the proposed action on or about August __, 2010.

V.  INFORMATION REQUIRED IN INVESTMENT COMPANY PROXY STATEMENT

Not applicable.

              W.  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS.

See Item 5 of this Information Statement on Schedule 14C.
ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Previously described in this Information Statement on Schedule 14C in Item 1D.

ITEM 4. PROPOSALS BY SECURITY HOLDERS.

This item is not applicable

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

BSKS’s Annual Report on Form 10-K for the year ended December 31, 2010 is hereby incorporated by reference, which will be delivered with this Information Statement on or about August __, 2010 to the holders of Common Stock as of the Record Date of August 13, 2010.

Only one information statement to security holders is being delivered to multiple security holders sharing an address unless BSKS has received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an information statement can be provided to security holders at a shared address. For an oral request, please contact the company at (413) 734-3116. For a written request, mail request to 191 Chestnut Street, Springfield, MA. 01103.

Our Annual Report on Form 10-K, for the year ended December 31, 2010, including audited financial statements as of that date, are available on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission. Reports, proxy statements and other information filed by BSKS can be accessed electronically by means of the Security Exchange Commission's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.otcbb.com.

You can read and copy any materials that we file with the Securities Exchange Commission at the Securities Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

BLUESKY SYSTSEMS CORPORATION

                                                                           /s/ Duane Bennett
                                                                           Duane Bennett
                                                                           President
Dated: August 13, 2010

By the order of the Board of Directors
                                                                           By: /s/ Duane Bennett
                                                                           Duane Bennett
                                                                           Chairman of the Board of Directors

APPENDIX A